As filed with the Securities and Exchange Commission on September 21, 2017

No. 333-219494

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXELA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1347291 (I.R.S. Employer Identification No.)

Exela Technologies, Inc.
2701 E. Grauwyler Rd.
Irving, TX 75061
(214) 740-6500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jim Reynolds, Chief Financial Officer
Exela Technologies, Inc.
2701 E. Grauwyler Rd.
Irving, TX 75061
(214) 740-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Maurice Lefkort
Willkie, Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Shares of Common Stock, $0.0001 par value per share	146,665,929	$5.43(3)	$796,395,994.47(2)	$92,302.30

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Includes 146,665,929 shares of Common Stock registered for resale by the Selling Stockholders named in this registration statement, consisting of 139,092,623 shares of Common Stock and 7,543,306 shares of Common Stock issuable upon conversion of the issuer's Series A Perpetual Convertible Preferred Stock.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on The Nasdaq Capital Market ("Nasdaq") on September 18, 2017.

(4)
Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001159.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 21, 2017

Preliminary Prospectus

Exela Technologies, Inc.

146,665,929 Shares of Common Stock

        The selling stockholders named in this prospectus (the "Selling Stockholders") may offer and sell from time to time up to 146,665,929 shares of our common stock, par value $0.0001 per share ("Common Stock"), covered by this prospectus, which includes up to 139,092,623 shares of our Common Stock and 7,573,306 shares of our Common Stock that are issuable upon the conversion of 6,194,233 shares of Series A Perpetual Convertible Preferred Stock, par value $0.0001 ("Series A Convertible Preferred Stock"). The shares that may be offered and sold from time to time pursuant to this prospectus include (i) 80,600,000 shares of Common Stock issued to the sole stockholder of SourceHOV Holdings, Inc. ("SourceHOV") and 30,600,000 shares of Common Stock issued to the sole stockholder of Novitex Holdings, Inc. ("Novitex") pursuant to the Business Combination consummated under the Business Combination Agreement (as defined below), (ii) 21,700,265 shares of Common Stock issued in a private placement to certain investors in connection with the Business Combination, (iii) 7,573,306 shares of Common Stock issuable upon the conversion of 6,194,233 shares of Series A Convertible Preferred Stock issued in a private placement to certain investors in connection with the Business Combination, (iv) 3,667,803 shares of Common Stock previously issued upon conversion of the Company's Series A Convertible Preferred Stock and (v) 2,524,555 shares of Common Stock issued in a private placement to certain investors in respect of fees and other consideration in connection with the Business Combination.

        On February 21, 2017, we entered into that certain Business Combination Agreement (as amended, the "Business Combination Agreement"), with Quinpario Merger Sub I, Inc. ("SourceHOV Merger Sub"), Quinpario Merger Sub II, Inc. ("Novitex Merger Sub"), SourceHOV, Novitex, HOVS LLC, HandsOn Fund 4 I, LLC and Novitex Parent, L.P. ("Novitex Parent"), as amended by that certain Consent, Waiver and Amendment, dated June 15, 2017, by and among Exela Technologies, Inc. ("Exela"), SourceHOV Merger Sub, Novitex Merger Sub, SourceHOV, Novitex, Novitex Parent, Ex-Sigma LLC, HOVS LLC and HandsOn Fund 4 I, LLC (the "Modification Agreement"). On July 12, 2017, pursuant to the terms of the Business Combination Agreement, SourceHOV Merger Sub merged with and into SourceHOV, with SourceHOV continuing as the surviving company and an indirect subsidiary of Exela, and Novitex Merger Sub merged with and into Novitex, with Novitex as the surviving company and an indirect subsidiary of Exela (collectively, the "Business Combination"). Upon consummation of the Business Combination, we changed our corporate name to "Exela Technologies, Inc." For more information on the Business Combination and Exela Technologies, Inc., see our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 26, 2017 and our Current Reports on Form 8-K, filed with the SEC on July 18, 2017.

        We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders or by us pursuant to this prospectus. However, for certain shares registered pursuant to the Registration Rights Agreement (as defined below), we will pay certain expenses, other than any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal fees, associated with the sale of shares pursuant to this prospectus.

        Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares. The Selling Stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices, and may be subject to restrictions on their ability to sell. We provide more information about how the Selling Stockholders may sell the shares in the section entitled "Plan of Distribution."

        Our Common Stock is traded on The Nasdaq Capital Market ("Nasdaq") under the symbol "XELA." On September 18, 2017, the last reported sales prices of the Common Stock was $5.05 per share.

        We are an "emerging growth company," as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

        See "Risk Factors" on page 2 to read about factors you should consider before investing in our securities.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017.

        Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated "free writing prospectus." In this prospectus, any reference to an applicable prospectus supplement may refer to a "free writing prospectus," unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, the Selling Stockholders may, from time to time, offer and sell shares of our Common Stock in one or more offerings.

        We will not receive any proceeds from the sale of shares of Common Stock to be offered by the Selling Stockholders pursuant to this prospectus. However, for certain Selling Stockholders that are party to the Registration Rights Agreements, we will pay the expenses, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses, associated with the sale of shares pursuant to this prospectus. To the extent appropriate, we and the Selling Stockholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. Any applicable prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        Unless the context indicates otherwise, the terms "Company," "we," "us" and "our" refer to Exela Technologies, Inc.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed

i

separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016 (our "Annual Report") filed with the SEC on March 6, 2017;

  •
  Our Quarterly Reports on Form 10-Q (our "Quarterly Reports") for the quarters ended March 31, 2017, filed with the SEC on May 10, 2017, and June 30, 2017, filed with the SEC on August 9, 2017;

  •
  Our Current Reports on Form 8-K (our "Current Reports"), filed with the SEC on January 6, January 17, January 20, February 1, February 22, June 21, June 29, July 12, July 18, 2017, August 10, 2017 and September 13, 2017;

  •
  Our Definitive Proxy Statement on Schedule 14A (our "Annual Meeting Definitive Proxy Statement") filed with the SEC on June 14, 2017;

  •
  Our Definitive Proxy Statement on Schedule 14A (our "Definitive Proxy Statement") filed with the SEC on June 26, 2017; and

  •
  The description of our Common Stock included in the Registration Statement on Form 8-A, filed with the SEC on December 15, 2014 (File No. 001-36788).

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein) after the date of this prospectus and prior to the completion of the offering of all securities covered by this prospectus and any accompanying prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Exela Technologies, Inc.
2701 E. Grauwyler Rd.
Irving, TX 75061
(214) 740-6500

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "might," "will," "should," "can have," "likely," "continue," "design" and other words and terms of similar expressions, are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled "Risk Factors" herein and in our Annual Report, Quarterly Reports and Definitive Proxy Statement, which are incorporated by reference into this prospectus, or any subsequently filed Annual Report or Quarterly Reports incorporated by reference into this prospectus. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

  •
  the outcome of any legal proceedings that may be instituted against us, Novitex or SourceHOV related to the Business Combination and transactions contemplated thereby;

  •
  our ability to maintain the listing of our Common Stock on Nasdaq following the Business Combination;

  •
  the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

  •
  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the SourceHOV and Novitex businesses, and the ability of the combined business to grow and manage growth profitably;

  •
  costs related to the Business Combination;

  •
  changes in applicable laws or regulations;

  •
  the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

  •
  other risks and uncertainties, including those under "Risk Factors" in our other filings with the SEC.

        You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

        See "Risk Factors" herein and incorporated from our Annual Report, Quarterly Reports and Definitive Proxy Statement and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our Annual Report, Quarterly Reports, Definitive Proxy Statement and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

 PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled "Risk Factors" and our historical consolidated financial statements and related notes incorporated by reference from our Annual Report, Quarterly Reports and Definitive Proxy Statement and other filings we have made with the SEC.

        Exela, formerly known as Quinpario Acquisition Corp. 2, was formed in July 2014 as a Delaware special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Exela and one or more businesses.

        On February 21, 2017, Exela entered into that certain Business Combination Agreement (as amended, the "Business Combination Agreement"), with Quinpario Merger Sub I, Inc. ("SourceHOV Merger Sub"), Quinpario Merger Sub II, Inc. ("Novitex Merger Sub"), SourceHOV Holdings, Inc. ("SourceHOV"), Novitex Holdings, Inc. ("Novitex"), HOVS LLC, HandsOn Fund 4 I, LLC and Novitex Parent, L.P. ("Novitex Parent"), as amended by that certain Consent, Waiver and Amendment, dated June 15, 2017, by and among the Company, SourceHOV Merger Sub, Novitex Merger Sub, SourceHOV, Novitex, Novitex Parent, Ex-Sigma LLC, HOVS LLC and HandsOn Fund 4 I, LLC (the "Modification Agreement"). On July 12, 2017, pursuant to the terms of the Business Combination Agreement, SourceHOV Merger Sub merged with and into SourceHOV, with SourceHOV continuing as the surviving company and an indirect subsidiary of Exela, and Novitex Merger Sub merged with and into Novitex, with Novitex as the surviving company and an indirect subsidiary of Exela (collectively, the "Business Combination"). Upon consummation of the Business Combination, we changed our corporate name to "Exela Technologies, Inc." For more information on the Business Combination and Exela, see our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 26, 2017 and our Current Report on Form 8-K, filed with the SEC on July 18, 2017.

        This prospectus relates to the resale by the selling stockholders named in this prospectus (the "Selling Stockholders") of up to 146,665,929 shares of our common stock, par value $0.0001 per share ("Common Stock"), covered by this prospectus, which includes up to 139,092,623 shares of our Common Stock and 7,573,306 shares of our Common Stock that are issuable upon the conversion of 6,194,233 shares of Series A Perpetual Convertible Preferred Stock, par value $0.0001 ("Series A Convertible Preferred Stock"). The shares that may be offered and sold from time to time pursuant to this prospectus include (i) 80,600,000 shares of Common Stock issued to the sole stockholder of SourceHOV and 30,600,000 shares of Common Stock issued to the sole stockholder of Novitex pursuant to the Business Combination consummated under the Business Combination Agreement, (ii) 21,700,265 shares of Common Stock issued in a private placement to certain investors in connection with the Business Combination, (iii) 7,573,306 shares of Common Stock issuable upon the conversion of 6,194,233 shares of Series A Convertible Preferred Stock issued in a private placement to certain investors in connection with the Business Combination, (iv) 3,667,803 shares of Common Stock previously issued upon conversion of the Company's Series A Convertible Preferred Stock and (v) 2,524,555 shares of Common Stock issued in a private placement to certain investors in respect of fees and other consideration in connection with the Business Combination.

        We are registering the offer and sale of the shares to satisfy certain registration rights we have granted to the Selling Stockholders. See "Selling Stockholders." We will not receive any of the proceeds from the sale of the shares hereunder. See "Use of Proceeds."

        Our Common Stock is traded on Nasdaq under the symbol "XELA". The mailing address of our principal executive office is 2701 E. Grauwyler Rd., Irving, TX 75061. We maintain a website at www.exelatech.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS

        Our business is subject to uncertainties and risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our Annual Report, Quarterly Reports, Definitive Proxy Statement and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our Common Stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Common Stock. See "Where You Can Find More Information" elsewhere in this prospectus.

 USE OF PROCEEDS

        All of the shares of Common Stock offered by the Selling Stockholders, including any shares of Common Stock issuable upon conversion of the Series A Preferred Stock, pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

        For the Selling Stockholders that are party to the Registration Rights Agreement, which is more fully described below, the Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of the shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS

        This prospectus relates to the resale by the Selling Stockholders from time to time of up to 146,665,929 shares of our Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the "Selling Stockholders" in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders' interest in Common Stock other than through a public sale.

        The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, and the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus, which includes any shares of our Common Stock that are issuable upon conversion of the Series A Convertible Preferred Stock. The percentages of shares of Common Stock owned by a particular holder are based on 149,967,151 shares of Common Stock that are outstanding as of September 1, 2017, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The Series A Convertible Preferred Shares are not convertible within 6 months of the date of issuance, except in the case of a Fundamental Change (as defined in the Certificate of Designations, Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of Exela).

        We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock.

        Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder's shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling

Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See "Plan Of Distribution."

	Before the Offering			After the Offering
Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Common Stock
Apollo Novitex Holdings, L.P.(1)	968,750	*	968,750	—	—
Avenue PPF Opportunities Fund, L.P.	55,000	*	55,000	—	—
Avenue Special Opportunities Fund II, L.P.	70,000	*	70,000	—	—
Cantor Fitzgerald & Co.(2)	387,203	*	387,203	—	—
Credit Suisse Securities (USA) LLC(3)	1,000,000	*	1,000,000	—	—
Delos Investment Fund, LP(4)	1,889,639	1.3%	1,889,639	—	—
Deutsche Bank Securities Inc.(5)	625,000	*	625,000	—	—
Ex-Sigma 2 LLC(6)	88,175,973	57.5%	88,175,973
Greenlight Capital, Inc.(7)	8,384,689	5.6%	8,384,689	—	—
Halcyon Solutions Master Fund LP(8)	44,856	*	28,527	16,329	*
HandsOn Global Management, LLC(9)	1,250,000	*	1,250,000	—	—
Harperbee, LLC	125,000	*	125,000	—	—
HCN LP(10)	314,275	*	199,868	114,407	*
KeySquare Capital Management LLC(11)	1,833,939	1.2%	1,833,939	—	—
Laurion Capital Master Fund Ltd.(12)	1,000,000	*	1,000,000	—	—
Loomis Sayles Bond Fund	159,286	*	159,286	—	—
Loomis Sayles Strategic Income Fund	122,857	*	122,857	—	—
North Haven Credit Partners II L.P.(13)	285,714	*	285,714	—	—
Novitex Parent, L.P.(1)	30,600,000	20.4%	30,600,000	—	—
RBC Capital Markets, LLC(14)	250,000	*	250,000	—	—
Rothschild Inc.(15)	750,000	*	750,000	—	—
Scoggin International Fund Ltd(16)	2,058,783	1.4%	1,880,212	178,571	*
State of Connecticut	3,571	*	3,571	—	—
Sunrise Partners Limited Partnership	2,378,300	1.6%	400,000	1,978,300	1.3%
Third Point Loan LLC	1,361,313	*	1,361,313	—	—
Union Square Park Partners, LP(17)	507,828	*	190,328	317,500	*
Watermill Institutional Trading LLC	625,000	*	625,000	—	—
York Capital Management, L.P.(18)	1,905,838	1.3%	1,905,838	—	—
York Multi-Strategy Master Fund, L.P.	946,428	*	946,428	—	—
York Select, L.P.(19)	816,788	*	816,788	—	—
York Select Investors Master Fund, L.P.	137,067	*	137,067	—	—
York Select Master Fund, L.P.	237,933	*	237,933	—	—

*
Represents less than 1%

(1)
Does not reflect the expected distribution (the "Distribution") by Novitex Parent (at a time to be determined) of its shares of Common Stock, 27,678,386 of which are to be distributed to Apollo Novitex Holdings, L.P. and the remainder of which are expected to be distributed to certain management personnel of Apollo Novitex Holdings L.P. (including Mr. Lipman) and other minority interest holders in Novitex Parent. Such recipients of shares of Common Stock in the Distribution will be Selling Stockholders and will be entitled to resell such shares of Common Stock pursuant to this prospectus. Novitex Parent GP, LLC is the general partner of Novitex Parent and Apollo Novitex Holdings, L.P. Apollo Management VII, L.P. is the manager of Novitex Parent GP, LLC. AIF VII Management, LLC is general partner of Apollo Management VII, L.P. Apollo Management, L.P. is the sole member-manager of AIF VII Management, LLC, and Apollo Management GP, LLC is the general partner of Apollo Management, L.P. Apollo Management Holdings, L.P. is the sole member-manager of Apollo Management GP, LLC. Apollo Management Holdings GP, LLC ("Management Holdings GP") is the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of Common Stock held by Novitex Parent and Apollo Novitex Holdings, L.P. The address of each of Novitex Parent, Apollo Novitex Holdings, L.P., Novitex Parent GP, LLC, Apollo Management VII, L.P., AIF VII Management, LLC, Apollo Management, L.P., Apollo Management GP, LLC, Apollo Management Holdings, L.P. and Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)
Includes 152,828 shares of Common Stock issuable upon the conversion of 125,000 shares of Series A Preferred Stock. Cantor Fitzgerald & Co. served as underwriter in the initial public offering of Quinpario Acquisition Corp. 2 ("Quinpario") and as capital markets adviser in the Business Combination.

(3)
Credit Suisse Securities (USA) Inc., DBA Credit Suisse Securities (USA) LLC's address is 11 Madison Avenue, New York, NY 10010. Credit Suisse Securities (USA) LLC has sole voting and investment power over the shares. Credit Suisse acted as lead arranger and administrative agent on Novitex's senior secured credit facility and was a lender under Novitex's revolving credit facility. Credit Suisse also acted as M&A advisor to Novitex in conjunction with the Business Combination.

(4)
From October 31, 2014 until July 17, 2017, Matt Constantino, as representative of Delos Investment Fund, LP, served as a director of Source HOV.

(5)
Deutsche Bank acted as capital markets advisor to Quinpario in the Business Combination and received the shares for investment banking services.

(6)
Share totals and ownership percentage include 3,263,473 shares of Common Stock issuable upon the conversion of 2,669,233 shares of Series A Preferred Stock. Ex-Sigma 2 LLC, a Delaware limited liability company ("Ex-Sigma 2"), directly owns 84,912,500 shares of Common Stock and 2,669,233 shares of Series A Convertible Preferred Stock, which may be converted into 3,263,473 shares of Common Stock. Ex-Sigma LLC ("Ex-Sigma") is the sole equityholder of Ex-Sigma 2. HOVS LLC, a Delaware limited liability company ("HOVS"), HandsOnFund 4 I LLC, a Nevada limited liability company ("HOF 4"), HOV Capital III, LLC, a Nevada limited liability company ("HOV 3"), each directly own interests in Ex-Sigma. HOVS is a wholly-owned subsidiary of HOV Services Ltd., an Indian limited company ("HOV Services"). Adesi 234 LLC, a Nevada limited liability company ("Adesi"), and HOF 2 LLC, a Nevada limited liability company ("HOF 2"), together own a majority of the equity interests of HOV 3. HandsOn Global Management, LLC, a Delaware limited liability company ("HGM"), owns 1,250,000 shares of Common Stock. Mr. Par Chadha may be deemed to control HGM , Ex Sigma 2, Ex-Sigma, HOVS, HOF 4, HOV 3, Adesi, and HOF 2 LLC and each may be deemed to share beneficial ownership of the Common Shares. In connection with the Business Combination, HOVS, HOF 4 and certain of their affiliates entered into a Director Nomination Agreement with the Company pursuant to which HOVS, HOF 4 and certain of their affiliates are entitled to nominate a certain number of directors to the board of directors of the Company based on ownership thresholds in the Company. Mr. Par Chadha is currently Chairman of the board of directors of the Company. The principal business address of Ex-Sigma 2 and HGM is 8550 West Desert Inn Road, Suite 102-452, Las Vegas, Nevada 89117.

(7)
Greenlight Capital, Inc. ("Greenlight Inc.") is the investment manager for Greenlight Capital Qualified, L.P., Greenlight Capital, L.P. and Greenlight Capital Offshore Partners, and as such has voting and dispositive power over 1,481,978 shares of Common Stock held by Greenlight Capital Qualified, L.P., 262,409 shares of Common Stock held by Greenlight Capital, L.P., and 2,843,268 shares of Common Stock held by Greenlight Capital Offshore Partners. DME Advisors, LP ("DME Advisors") is the investment manager for Greenlight Reinsurance, Ltd., and as such has voting and dispositive power over 1,380,210 shares of Common Stock held by Greenlight Reinsurance, Ltd. DME Capital Management, LP ("DME Management") is the investment manager for Greenlight Capital (Gold), LP, and Greenlight Capital Offshore Master (Gold), Ltd., and as such has voting and dispositive power over 1,199,633 shares of Common Stock held by Greenlight Capital (Gold), LP and 1,217,191 shares of Common Stock held by Greenlight Capital Offshore Master (Gold), Ltd. DME Advisors GP, LLC ("DME GP") is the general partner of DME Advisors and DME Management, and as such has voting and dispositive power over the above-referenced 3,797,034 shares of Common Stock in the aggregate over which such entities have voting and dispositive power. David Einhorn is the principal of Greenlight Inc., DME Advisors, DME Management and DME GP, and as such has voting and dispositive power over the above-referenced 8,384,689 shares of Common Stock in the aggregate over which such entities have voting and dispositive power. Mr. Einhorn disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. All references to shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock and to voting and dispositive power with respect to such shares of Common Stock assume that the Series A Convertible Preferred Stock is convertible as of the date of this prospectus.

(8)
Includes 22,906 shares of Common Stock issuable upon the conversion of 18,735 shares of Series A Preferred Stock

(9)
Ex-Sigma 2 LLC, a Delaware limited liability company ("Ex-Sigma 2"), directly owns 84,912,500 shares of Common Stock and 2,669,233 shares of Series A Convertible Preferred Stock, which may be converted into 3,263,473 shares of Common Stock. Ex-Sigma LLC ("Ex-Sigma") is the sole equityholder of Ex-Sigma 2. HOVS LLC, a Delaware limited liability company ("HOVS"), HandsOnFund 4 I LLC, a Nevada limited liability company ("HOF 4"), HOV Capital III, LLC, a Nevada limited liability company ("HOV 3"), each directly own interests in Ex-Sigma. HOVS is a wholly-owned subsidiary of HOV Services Ltd., an Indian limited company ("HOV Services"). Adesi 234 LLC, a Nevada limited liability company ("Adesi"), and HOF 2 LLC, a Nevada limited liability company ("HOF 2"), together own a majority of the equity interests of HOV 3. HandsOn Global Management, LLC, a Delaware limited liability company ("HGM"), owns 1,250,000 shares of Common Stock. Mr. Par Chadha may be deemed to control HGM , Ex Sigma 2, Ex-Sigma, HOVS, HOF 4, HOV 3, Adesi, and HOF 2 LLC and each may be deemed to share beneficial ownership of the Common Shares. In connection with the Business Combination, HOVS, HOF 4 and certain of their affiliates entered into a Director Nomination Agreement with the Company pursuant to which HOVS, HOF 4 and certain of their affiliates are entitled to nominate a certain number of directors to the board of directors of the Company based on ownership thresholds in the Company. Mr. Par Chadha is currently Chairman of the board of directors of the Company. The principal business address of Ex-Sigma 2 and HGM is 8550 West Desert Inn Road, Suite 102-452, Las Vegas, Nevada 89117.

(10)
Includes 160,488 shares of Common Stock issuable upon the conversion of 131,265 shares of Series A Preferred Stock

(11)
Share totals and ownership percentage include 1,833,939 shares of Common Stock issuable upon the conversion of 1,500,000 shares of Series A Preferred Stock

(12)
Laurion Capital Management LP, the investment manager of Laurion Capital Master Fund Ltd., has voting and investment power over the securities held by Laurion Capital Master Fund Ltd. Messrs. Benjamin A. Smith and Sheehan Maduraperuma are the managing members of Laurion Capital GP LLC, which is the general partner of Laurion Capital Management LP. Each of Laurion Capital Master Fund Ltd., Laurion Capital GP LLC, Benjamin A. Smith and Sheehan Maduraperuma disclaims beneficial ownership over these securities.

(13)
North Haven Credit Partners previously acquired certain second lien loans of SourceHOV.

(14)
RBC Capital Markets, LLC and/or its affiliates (including Royal Bank of Canada, together "RBC") has in the past and may in the future provide corporate and investment banking services to the Company (or its predecessor, Quinpario). During 2017, RBC Capital Markets, LLC and/or an affiliate thereof acted as a placement agent in connection with an equity financing by, and as a joint lead arranger, bookrunner and lender to, Quinpario, in each case in connection with the Business Combination. RBC has holdings under the Company's revolver and may, from time to time, own bonds of the Company. RBC Capital Markets, LLC also acted as financial advisor to Novitex in connection with the Business Combination.

(15)
Rothschild Inc. ("Rothschild") acted as financial advisor to SourceHOV in connection with the Business Combination and received the shares as consideration for its services. Rothschild has also provided financial advisory services from time to time to SourceHOV and its parent.

(16)
Share totals and ownership percentage include 764,141 shares of Common Stock issuable upon conversion of 625,000 shares of Series A Preferred Stock

(17)
Includes 152,828 shares of Common Stock issuable upon the conversion of 125,000 shares of Series A Preferred Stock

(18)
Share totals and ownership percentage include 855,838 shares of Common Stock issuable upon the conversion of 700,000 shares of Series A Preferred Stock

(19)
Includes 366,788 shares of Common Stock issuable upon the conversion of 300,000 shares of Series A Preferred Stock

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of our capital stock and provisions of our second amended and restated certificate of incorporation ("certificate of incorporation") and our amended and restated bylaws ("bylaws") and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws. Our certificate of incorporation and our bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

        Our certificate of incorporation authorizes the issuance of 1,620,000,000 shares of capital stock, consisting of (i) 1,600,000,000 shares of Common Stock and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of September 1, 2017, there were 149,967,151 shares of Common Stock outstanding, 6,194,233 shares of preferred stock outstanding and 35,000,000 warrants outstanding that were issued in connection with our initial public offering. For more information about our warrants, see our Definitive Proxy Statement filed with the SEC on June 26, 2017.

Common Stock

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

        Our stockholders are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

        In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the combined company, the holders of our Common Stock are entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

        The board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Preferred Stock

        Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

        In connection with the consummation of the Business Combination, we issued 9,194,233 shares of Series A Convertible Preferred Stock in a private placement (all of which has already been subscribed). The terms, rights, obligations and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock of Exela, which has been filed with our certificate of incorporation with the Secretary of State of the State of Delaware following the closing of the Business Combination. For more information on the Series A Convertible Preferred Stock, see our Definitive Proxy Statement.

Dividends

        We have not paid any cash dividends on shares of our Common Stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the then board of directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered board of directors

        Our certificate of incorporation provides that the board of directors is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

        Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, by the president or by the chairman or by the secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

        Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to Exela's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder's notice shall be timely if delivered to Exela's principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Exela's bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude Exela stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but unissued shares

        Exela's authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 Opt Out

        Pursuant to our certificate of incorporation, Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets.

        However, the above provisions of Section 203 do not apply if:

  •
  the board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of Exela stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Exela has opted out of the provisions of Section 203 of the Delaware General Corporation Law because it believes this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire it.

Exclusive Forum Selection

        Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Exela's name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder's counsel. Although Exela believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Exela's directors and officers.

Registration Rights

        At the closing of the Business Combination, we entered into the Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") with certain of the Selling Stockholders. Pursuant to the terms of the Registration Rights Agreement, the Selling Stockholders party thereto are bound by customary restrictions on the transfer of their Common Stock, including a restriction on transfer until six months following the date of the Registration Rights Agreement, except for certain permitted transfers and with respect to certain shares that are excluded from the transfer restrictions.

        Upon the consummation of the Business Combination, certain Selling Stockholders and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Under the Registration Rights Agreement, we will bear the expenses incurred in connection with the filing of any such registration statements, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses, and the Selling Stockholders party to the Registration Rights Agreement will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of the shares.

        At the closing of the Business Combination, we entered into subscription agreements and commitment agreements ("Subscription Agreements") with certain of the Selling Stockholders with respect to shares of Common Stock and Series A Convertible Preferred Stock issued in private placements. Under the terms of the Subscription Agreements, we agreed to file a shelf registration statement with the SEC within 15 calendar days of the closing of the Business Combination to register the shares of Common Stock issued in the private placement and shares of Common Stock to be issued upon conversion of the Series A Convertible Preferred Stock issued in the private placement. Certain other Selling Stockholders are entitled to registration rights under various fee agreements and other arrangements in connection with the Business Combination.

Rule 144

        A person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of Exela's affiliates at the time of, or at any time during the three months preceding, a sale and (2) Exela is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are Exela's affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares then outstanding; and

  •
  the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Exela.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As of September 1, 2017, we had 149,967,151 shares of Common Stock outstanding.

        As of a date no later than July 12, 2017, the date of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities so long as such conditions continue to be satisfied.

Transfer Agent

        The transfer agent for our securities is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Quotation of Securities

        Our Common Stock is traded on Nasdaq under the symbol "XELA".

PLAN OF DISTRIBUTION

        The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of our Common Stock or interests in shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  one or more underwritten offerings;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  internal distributions to their members, partners or shareholders;

  •
  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  a combination of any such methods of sale.

        The Selling Stockholders may, from time to time, pledge or grant a security interest in some of the shares of our Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial Institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

        The Selling Stockholders also may in the future resell a portion of the shares of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an "underwriter" within the meaning of Section 2(11) of the Securities

Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        To the extent required, the shares of our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        To facilitate the offering of the shares of our Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Under the Registration Rights Agreement and the Subscription Agreements, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, for securities subject to the Registration Rights Agreement, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

        The securities offered hereby were originally issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act. We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. For those securities subject to the Registration Rights Agreement, we have agreed to pay all expenses in connection with this offering, but not including underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses; however, the Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. This summary of the terms of the Registration Rights Agreement and other statements relating thereto do not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which has been filed as Exhibit 10.1 to this registration statement.

        Selling Stockholders may use this prospectus in connection with resales of the Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of the Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the Common Stock.

        A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of common stock to its members, partners or shareholder pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in the Distribution described in footnote (1) to the table under the heading "Selling Stockholders," such affiliates will also be Selling Stockholders and will be entitled to sell shares of Common Stock pursuant to this prospectus.

LEGAL MATTERS

        The validity of the shares of our Common Stock offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report for the year ended December 31, 2016 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of SourceHOV Holdings, Inc. as December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audited historical financial statements of Novitex Holdings, Inc., incorporated in this prospectus by reference to the Definitive Proxy Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Exela's SEC filings, including this prospectus, over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices referenced above.

Exela Technologies, Inc.

146,665,929 Shares of Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee

SEC registration fee	$92,302.30
Accounting fees and expenses	$30,000	(1)
Legal fees and expenses	$50,000	(1)
Printing and engraving expenses	$20,000	(1)
Registrar and Transfer Agent's fees	$15,000	(1)
Miscellaneous fees and expenses	$10,000	(1)

Total	$217,302.30

(1)
Estimated.

Item 15.    Indemnification of Directors and Officers

        The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Certificate of Incorporation provides for this limitation of liability.

        Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        The Registrant's second amended and restated certificate of incorporation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the current certificate of incorporation provides that our directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant's certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.    Exhibits and Financial Statement Schedules

        (a)   Exhibits.

        The exhibit index attached hereto is incorporated herein by reference.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

2.1	(1)	Business Combination Agreement, dated as of February 21, 2017, by and among Quinpario Acquisition Corp. 2, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., Novitex Holdings, Inc., SourceHOV Holdings, Inc., Novitex Parent, L.P, HOVS LLC and HandsOn Fund 4 I, LLC

2.2	(3)	Modification Agreement, dated as of June 15, 2017

3.1	(2)	Restated Certificate of Incorporation, dated July 12, 2017

3.2	(2)	Amended and Restated Bylaws, dated July 12, 2017

4.1	(4)	Specimen common stock certificate

5.1	**	Opinion of Willkie Farr & Gallagher LLP

10.1	(2)	Amended and Restated Registration Rights Agreement, dated as of July 12, 2017, by and among Exela Technologies, Inc. and the Holders party thereto

23.1	**	Consent of Marcum LLP

23.2	**	Consent of KPMG LLP

23.3	**	Consent of PricewaterhouseCoopers LLP

23.4		Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on the signature page to this Registration Statement)

*
To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on February 22, 2017.

(2)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed July 18, 2017.

(3)
Incorporated by reference to the Registrant's Current Report on Form 8-K, filed on June 21, 2017.

(4)
Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed December 11, 2014.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 21, 2017.

EXELA TECHNOLOGIES, INC.
By:	/s/ RONALD COGBURN Ronald Cogburn Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Jim Reynolds and Ronald Cogburn, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on September 21, 2017 in the capacities indicated.

Name	Title

/s/ RONALD COGBURN Ronald Cogburn	Chief Executive Officer (Principal Executive Officer) and Director
* Jim Reynolds	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director
* Matthew H. Nord	Director
* Joshua M. Black	Director

Name	Title

* Par Chadha	Director
* Nathaniel J. Lipman	Director
* John H. Rexford	Director

Signature
*By:	/s/ RONALD COGBURN Ronald Cogburn Attorney-in-Fact